REA Project Designation

                         TENNESSEE 521-F DEKALB
                         ----------------------




                                AMENDMENT

                       Dated as of November 9, 1959

                                    to

                          TELEPHONE LOAN CONTRACT

                 Dated as of October 15, 1951, as amended,

                                  between

                        DEKALB TELEPHONE COOPERATIVE

                                    and

                          UNITED STATES OF AMERICA



              Identified as form of document presented to and approved by the board of directors trustees of the above named corporation at a meeting held
              December 7, 1959.

                                          /s/ Paul Bass
                                          ---------------------
                                          Secretary of Meeting




                    UNITED STATES DEPARTMENT OF AGRICULTURE
                      RURAL ELECTRIFICATION ADMINISTRATION



NO.  A



        AGREEMENT, made as of November 9, 1959, pursuant to the Rural Electrification Act of 1936, as amended (7 U.S.C. 901 et seq.) between DEKALB TELEPHONE COOPERATIVE (hereinafter called the "Borrower"), a corporation existing under the laws of the State of Tennessee, and UNITED STATES OF AMERICA (hereinafter called the "Government") acting through the Administrator of the Rural Electrification Administration

        WHEREAS, the Government and the Borrower have heretofore entered into a certain telephone loan contract, dated as of October 15, 1951, and four certain amendments thereto, dated, respectively, as of March 9, 1953, as of February 15, 1954, as of November 15, 1954, and as of November 15, 1957 (said telephone loan contract, as so amended, being hereinafter called the "Loan Contract"), providing for the lending by the Government and the borrowing by the borrower of an amount not in excess of $2,180,000, to finance, partially, the construction and operation of a telephone system, and intend by this agreement to amend the Loan Contract by increasing the aggregate amount of the loans therein provided for by an amount not in excess of $299,000, and in certain other respects; and

        WHEREAS, the parties also desire, in order to avoid possible misinterpretation, to confirm their original intention that interest payable on all notes executed pursuant to the Loan Contract, as amended from time to time, shall be at the rate of two (2) per centum per annum, the rate presently provided for under the Rural Electrification Act of 1936, as amended;

        NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the Government and the Borrower agree as follows:

        SECTION 1. Section 1.1 of article I of the Loan Contract is amended to read as follows:

            SECTION  1.1  Amount and Purpose.  For the purpose of
            furnishing telephone service in rural areas, the Government shall lend and the Borrower shall borrow an amount not in excess of $2,479,000 which together with the sum of $57,983 of equity funds to be deposited by the Borrower in the "Special Construction Account" hereinafter defined and provided for in section 2.4, shall be used to finance, pursuant to the provisions of the Act, the acquisition, construction and operation of telephone lines and facilities (hereinafter called the "Project") to serve approximately 4,338 subscribers and to be located in the Counties of Cannon, DeKalb, Rutherford, Smith and Wilson, and in counties contiguous thereto, all in the state of Tennessee.

        SECTION 2. The second sentence of section 1.2 article I of the Loan Contract is amended to read as follows:

                The Notes shall bear interest at the rate of (2) per centum per annum, and shall otherwise be in form and substance satisfactory to the Administrator.

        SECTION 3. Section 2.1 of article II of the Loan Contract is amended by adding thereto a new subsection lettered and reading as follows:

                (F) Prerequisites to Advances on Account of
        Additional Loan of $299,000. Notwithstanding anything in this agreement, the Government shall be under no obligation to advance any portion of the increase of $299,000 in the amount of the loan provided for in the agreement, dated as November 9, 1959, made by and between the Borrower and the Government unless and until the Borrower shall have submitted evidence, satisfactory to the Administrator, that it has executed, recorded and indexed an additional supplemental mortgage, in form and substance satisfactory to the Administrator.


        SECTION 4. This agreement may be simultaneously executed and delivered in two or more counterparts, each of which so executed and delivered shall be deemed to be an original, and all shall constitute but one and the same instrument.

        IN WITNESS WHEREOF the Borrower has caused this Agreement to be signed in its corporate name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, and the Government has caused this agreement to be duly executed, all as of the day and year first above written.

                                     DEKALB TELEPHONE COOPERATIVE

                                     BY  /s/ W. Odum
                                        ------------------------------
                                        President

    (SEAL)

ATTEST:  /s/ Paul Bass
        -------------------------
         Secretary

                                      UNITED STATES OF AMERICA


                                      BY_________________________________
                                               Administrator
                                                     of
                                      Rural Electrification Administration